EXHIBIT 10.4

Employee Stock Ownership and Pension Plan of the Company


ESOP Pension Plan

The Company maintains a money purchase employee stock ownership pension plan (the "Pension Plan"), which is designed to meet the requirements of an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974. The Pension Plan provides for mandatory contributions by the Company in the form of either common stock or cash which will be used predominantly to purchase common stock of the Company. All employees of the Company and its subsidiaries are eligible to participate in the Pension Plan after they attain the age of 21 and have completed one year of service during which the employee is credited with at least 1,000 hours of service. The Company credits each eligible participant's account with cash or common stock of the Company equal to six percent of the employee's compensation earned during the year with respect to which the contribution is made. Contributions credited to a participant's account are generally not vested until the completion of the fifth year of service, at which time the contributions become fully vested. Pension Plan participants are entitled to receive distributions from their Pension Plan accounts only upon retirement, death, total disability, termination of service, or a change in control. Distributions may be made in either cash or common stock of the Company and may be paid in lump sum or in the form of an annuity.

Participating employees are entitled to instruct the trustee of the Pension Plan how to vote the shares of the Company's common stock held in their account. The trustee of the Pension Plan, Mid American National Bank, purchases the shares of the Company's common stock either directly from the Company or on the open market, and has dispositive powers over the shares.

The ESOP Pension Plan, as amended, follows this description.



TABLE OF CONTENTS


ARTICLE I    DEFINITIONS...................................     2

     1.01    Acquired Employer.............................     2
     1.02    Anniversary Date..............................     2
     1.03    Annual Compensation...........................     2
     1.04    Code..........................................     2
     1.05    Company.......................................     2
     1.06    Employee......................................     2
     1.07    Employer......................................     2
     1.08    Entry Date....................................     2
     1.09    ERISA.........................................     3
     1.10    ESOP..........................................     3
     1.11    Hour of Service...............................     3
     1.12    Named Fiduciary...............................     4
     1.13    Normal Retirement Age.........................     4
     1.14    Normal Retirement Date........................     4
     1.15    Participant...................................     4
     1.16    Plan..........................................     4
     1.17    Plan Administrator............................     4
     1.18    Plan Year.....................................     5
     1.19    Qualified Election............................     5
     1.20    Qualifying Employer Securities................     5
     1.21    Self-Employed Person..........................     5
     1.22    Trustee.......................................     5
     1.23    Trust Fund....................................     5
     1.24    Year of Service...............................     5

ARTICLE II   ELIGIBILITY...................................     7

     2.01    Eligibility...................................     7
     2.02    Eligibility Upon Re-Employment................     7
     2.03    Eligibility for Employees of an Acquired Employer  7

ARTICLE III  CONTRIBUTIONS.................................     8

     3.01    Employer Contributions........................     8

ARTICLE IV   ALLOCATIONS...................................     9

     4.01    Participant Accounts..........................     9
     4.02    Annual Allocations............................     9
     4.03    Annual Report to Participants.................     9


ARTICLE V    BENEFITS TO PARTICIPANTS.......................   10

     5.01    Upon Retirement or Disability..................   10
     5.02    Upon Death....................................    10
     5.03    Upon Termination of Employment................    11
     5.04    Certification by Plan Administrator...........    13

ARTICLE VI   DISTRIBUTIONS.................................    14

     6.01    Method and Medium of Payment..................    14
     6.02    Special ESOP Distribution Requirements........    17
     6.03    Mandatory Commencement of Benefits............    18
     6.04    Distribution After Death of a Participant.....    19
     6.05    Right to Have Accounts Transferred............    20
     6.06    Cash Dividend Option..........................    20

ARTICLE VII  LIMITATION ON CONTRIBUTIONS AND BENEFITS......    21

     7.01    Limitation of Benefits........................    21

ARTICLE VIII TOP HEAVY PROVISIONS..........................    25

     8.01    Definitions...................................    25
     8.02    Determination of Top Heavy Status.............    26
     8.03    Combination of Defined Benefit and Defined
                Contribution Plan..........................    27
     8.04    Minimum Contribution..........................    27
     8.05    Minimum Vesting...............................    27

ARTICLE IX   AMENDMENT OR TERMINATION......................    29

     9.01    Amendment.....................................    29
     9.02    Plan Termination or Discontinuance of
                Contributions..............................    29
     9.03    Merger, Consolidation or Transfer of Assets...    30

ARTICLE X    ADMINISTRATION................................    31

    10.01    Plan Administrator............................    31
    10.02    Records and Reports...........................    32
    10.03    Claims Procedure..............................    32
    10.04    Participant's Right to Vote Employer Stock....    33

ARTICLE XI   EXEMPT LOAN...................................    34

    11.01    Definition of Exempt Loan.....................    34
    11.02    Requirements for an Exempt Loan...............    34
    11.03    Right of First Refusal........................    35

ARTICLE XII  TRUSTEE.......................................    36

    12.01    Fiduciary Status..............................    36
    12.02    Establishment and Acceptance of Trust.........    36
    12.03    Trustee's General Powers......................    36
    12.04    Payment of Compensation, Expenses and Taxes...    38
    12.05    Accounting....................................    38
    12.06    Trustee's General Powers......................    38
    12.07    Voting Employer Stock.........................    38
    12.08    Removal, Resignation and Appointment of
                Successor Trustee..........................    39
    12.09    Investment Manager............................    39
    12.10    Payment of Expenses...........................    40

ARTICLE XIII INVESTMENT OF THE TRUST FUND..................    41

    13.01    General Investment Fund.......................    41
    13.02    Appraisal of Employer Stock...................    42
    13.03    Diversification of Investments................    42

ARTICLE XIV  MISCELLANEOUS.................................    44

    14.01    Participant's Rights..........................    44
    14.02    Assignment or Alienation of Benefits..........    44
    14.03    Reversion of Funds to Employer................    44
    14.04    Third Party Immunity..........................    45
    14.05    Delegation of Authority by Employer...........    45
    14.06    Allocation of Responsibilities................    46
    14.07    Construction of Plan..........................    46
    14.08    Gender and Number.............................    46
    14.09    Headings......................................    46

APPENDIX A   LIST OF PARTICIPATING EMPLOYERS...............    47


MID AM, INC.
EMPLOYEE STOCK OWNERSHIP PENSION PLAN
AS AMENDED AND RESTATED

THIS AGREEMENT, made and executed at Bowling Green, Ohio on the 17th day of September, 1993, to be effective as of July 1, 1989, by and between MID AM, INC., a corporation organized and existing under the laws of the State of Ohio (hereinafter referred to as "Employer"), and MID AMERICAN NATIONAL BANK & TRUST (hereinafter referred to as "Trustee").

WITNESSETH:

WHEREAS, the Employer established the "Mid Am, Inc. Employee
Stock Ownership Pension Plan" (hereinafter referred to as the
"Plan") which became effective July 1, 1989; and

WHEREAS, the Employer deems it necessary to amend the Plan to comply with the Tax Reform Act of 1986 and make certain other changes;

NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained, it is mutually agreed by and between the Employer and the Trustee, that the Plan and Trust shall read as follows:

ARTICLE I
DEFINITIONS

1.01 Acquired Employer. "Acquired Employer" means any organization, corporate or otherwise, which is acquired by purchase, merger, consolidation or any other method.

1.02 Anniversary Date. "Anniversary Date" means the last day of each Plan Year.

1.03 Annual Compensation. "Annual Compensation" means the total wages, salary, bonuses, commissions, overtime pay and other extra remunerations received from the Employer during the Plan Year, but excluding amounts received based on allocable contributions to the Plan. Annual Compensation includes a Participant's voluntary reductions in cash consideration made in accordance with arrangements established by the Employer under Section 125 and Section 401(k) of the Code.

A Participant's Annual Compensation in excess of $200,000 shall be excluded for purposes of the Plan. This $200,000 limitation will be adjusted at the same time and in the same manner as is provided in Section 415(d) of the Code.

1.04 Code. "Code" means the Internal Revenue Code of 1986, as amended.

1.05 Company. "Company" means the Employer and any other corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in
Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code.

1.06 Employee. "Employee" means any person employed by the Employer.

1.07 Employer. "Employer" means Mid Am, Inc. or any subsidiary, affiliate or other facility of Mid Am, Inc. to which this Plan has been extended, as listed in Appendix A hereof.

1.08 Entry Date. "Entry Date" means the date the Employee becomes a Participant hereunder, pursuant to the eligibility requirements of Section 2.01 hereof.

1.09  ERISA. "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

1.10 ESOP. "ESOP" means an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Code.

1.11  Hour of Service. "Hour of Service" means:

(a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by either the Company or the Employer for the performance of duties; and

(b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by either the Company or the Employer for reasons (such as vacation, sickness, disability, or similar leave of absence) other than for the performance of duties, and for military leaves, Maternity/Paternity Leaves or leaves for jury duty; and

(c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by either the Company or the Employer provided that the same Hours of Service shall not be credited under this subsection (c) and subsection
(a) or (b) above, as the case may be.

Hours of Service computed hereunder shall be computed in accordance with Section 2530.200 b-2 (b) and (c) of the Department of Labor Regulations which is incorporated herein by reference.

In no event shall more than 501 Hours of Service be credited for any one continuous period of absence during or for which the Employee receives payment for nonperformance of duties whether or not such period occurs in a single computation period.

For purposes of this Section 1.11, Maternity/Paternity Leave means absence in accordance with the Employer's or Company's preapproved leave policy which may permit such leaves:

(a) by reason of the pregnancy of an individual,

(b) by reason of the birth of a child of an individual,

(c) by reason of the placement of a child with an individual in connection with the adoption of such child by such individual, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement.


The Hours of Service credited under this paragraph shall be credited:

(a) in the computation period in which the absence begins if the crediting is necessary in order to give the Participant 501
Hours, or

(b) in all other cases, in the following computation period.

If the number of hours which would have been credited cannot be determined, such person shall receive credit for eight Hours of Service per day of such absence.

For purposes of this Section 1.11, "computation period" shall mean a 12 consecutive month period commencing on the date of an Employee's first Hour of Service with either the Company or the Employer, or any anniversary thereof.

1.12 Named Fiduciary. "Named Fiduciary" means a fiduciary named in this document, or who, pursuant to a procedure specified in the Plan, is identified as a Named Fiduciary.

1.13 Normal Retirement Age. "Normal Retirement Age" means age sixty-five (65).

1.14 Normal Retirement Date. "Normal Retirement Date" means the first day of the month coinciding with or next following the date on which a Participant attains Normal Retirement Age.

1.15 Participant. "Participant" means an Employee who has satisfied the eligibility requirements for participation in the Plan.

1.16  Plan. "Plan" means the Mid Am, Inc. Employee Stock
Ownership Pension Plan.

1.17  Plan Administrator. "Plan Administrator" means the
Committee appointed pursuant to Article X hereof.

1.18 Plan Year. "Plan Year" means the 12-month period beginning on January 1 and ending on the following December 31 of each year. There will be a short Plan Year which begins on July l, 1989 and ends on December 31, 1989.

1.19 Qualified Election. "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's spouse. The spouse's consent to a waiver must be witnessed by a Plan representative or notary public and must be limited to a benefit for a specific alternate beneficiary (or a specific form of benefit). Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will not be valid with respect to any other spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new waiver or change of beneficiary will require a new spousal consent.

1.20 Qualifying Employer Securities. "Qualifying Employer Securities" means an Employer security which is common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of the class of Employer common stock having the greatest voting power and the class of Employer common stock having the greatest dividend rights.

1.21 Self-Employed Person. "Self-Employed Person" means a self-employed individual who performs personal services for the Employer and who owns an interest in the Employer.

1.22  Trustee. "Trustee" means Mid American National Bank & Trust
Company or its successors as appointed under the Plan, which shall be a Named Fiduciary.

1.23 Trust Fund. "Trust Fund" means all assets of whatever kind or nature held by the Trustee pursuant to the terms of the Plan.

1.24 Year of Service. For purposes of determining eligibility to participate in the Plan in accordance with Section 2.01 hereof, "Year of Service" means the completed 12 consecutive month period commencing on the date of an Employee's first Hour of Service with either the Company or the Employer, or any anniversary date thereof, during which such Employee is credited with at least one thousand (1,000) Hours of Service.

For purposes of determining a Participant's nonforfeitable interest pursuant to Section 5.03 hereof, "Year of Service" means a Plan Year during which such Participant is credited with at least 1,000 Hours of Service. For purposes of Section 5.03, a Participant will be credited with a Year of Service if he completes 1,000 Hours of Service during said period, even though he is not employed for the full 12-month period.

Service of an Employee with the Armed Forces of the United States shall be deemed to be service with the Employer for purposes of Sections 2.01 and 5.03 hereof, provided the Employee returns to active employment with the Employer within the prescribed time limits during which he retains re-employment rights by law. If such Employee does not return during such period, his employment will be deemed to have been terminated when he entered the Armed Forces.

An Employee who does not initially meet the eligibility requirements of Section 2.01 and later becomes a Participant, will have all Years of Service counted for Plan purposes, both prior to and subsequent to becoming a Participant.

In the event a terminated Participant is re-hired, all Years of Service with either the Company or the Employer shall be counted for purposes of Sections 2.01 and 5.03 hereof.

Employees of an acquired employer shall be granted Years of Service credit under the conditions and standards of this Section
1.24 for all service which they had with the acquired employer.


ARTICLE II
ELIGIBILITY

2.01  Eligibility

Each Employee shall participate in the Plan on the January 1 or July 1 coinciding with or next following the date he meets all of the following criteria:

(a) is credited with one Year of Service;

(b) has attained age twenty-one (21); and

(c) is not a member of a collective bargaining unit unless the agreement between the Employer and the union provides for participation hereunder.

2.02  Eligibility Upon Re-Employment

A former Participant, or former Employee who met the eligibility requirements of Section 2.01 for participation in the Plan at the time he terminated employment, who is subsequently rehired shall participate hereunder on the Entry Date coinciding with or next following his re-employment by the Employer.

2.03  Eligibility for Employees of an Acquired Employer

Employees of an Acquired Employer will be eligible for this Plan under the conditions of Article II as of such dates as determined by any of the corporate officers. Such group of employees and dates of entry shall be described in Appendix A of this Plan.


ARTICLE III
CONTRIBUTIONS

3.01  Employer Contributions

The Employer shall contribute to the Trust Fund on behalf of each Participant, including a Participant who continues in the employ of the Employer after his Normal Retirement Date, an amount equal to six percent (6 percent) of his Annual Compensation.

An allocation will be made only if the Participant was employed on the last day of such Plan Year and was credited with at least 1,000 Hours of Service during such Plan Year, subject to the provisions of Section 8.04 hereof, except that any Participant who became totally and permanently disabled, died or retired during such Plan Year shall receive an allocation.

Employer contributions shall be paid in cash or shares of Employer stock. Shares of Employer stock will be valued at their then fair market value. To the extent that the Trust has obligations arising from an extension of credit to the Trust which is payable in cash within one year of the date of the Employer's contribution is made, such contribution will be paid to the Trust in cash.

These contributions are intended to qualify as employee stock ownership contributions under Section 4975(e)(7) of the Code and the regulations thereunder, and are intended to be invested primarily in Qualifying Employer Securities. At any time up to 100 percent of the assets may be invested in Qualifying Employer Securities.

The annual contribution of the Employer shall be made to the Trustee in full within such time as may be permitted for Federal income tax purposes to obtain a deduction for the contribution by the Employer for such taxable year.


ARTICLE IV
ALLOCATIONS

4.01  Participant Accounts

A separate account shall be maintained by the Trustee for each Participant as follows:

(a) General Account. The amount of the Employer's contribution to the Trust Fund pursuant to Section 3.01 hereof and allocated pursuant to Section 4.02(a) hereof, together with such Participant' share of all income, gains and accumulations therefrom, shall be credited and losses debited to each Participant's General Account.

Said General Account will sometimes hereinafter be referred to as "Account".

4.02  Annual Allocations

(a) Employer Contribution: Effective as of the last day of each Plan Year, any amount contributed by the Employer pursuant to
Section 3.01 hereof shall be allocated and credited to the General Account of each eligible Participant as provided in
Section 3.01 hereof.

(b) Investment Gain or Loss: Any net gain or net loss resulting from the operation of the Investment Funds of the Trust for such year, determined in accordance with Article XIII hereof, shall be allocated by the Trustee to the respective Participant's Account in proportion to the value of the respective interests in the Investment Fund immediately preceding such revaluation.

(c) Allocation of Cash Dividends: Cash dividends on Employer
Stock allocated to a Participant's Account shall be credited to the Participant's Account.

4.03 Annual Report to Participants

The Plan Administrator shall notify each Participant in writing of the financial status of his Account as of the last day of each Plan Year.


ARTICLE V
BENEFITS TO PARTICIPANTS

5.01 Upon Retirement or Disability

When a Participant retires (whether it be Early Retirement, at Normal Retirement Date or after Normal Retirement Date) or becomes totally and permanently disabled, the entire interest in his Account, including the amount of any additional credit as finally determined, representing his participation and contributions for the year in which his disability or retirement occurred, shall become nonforfeitable and his participation hereunder shall thereupon cease. The Plan Administrator, in accordance with the provisions of Section 6.01 hereof, shall then direct the Trustee to distribute to such Participant the entire interest in his Account.

Normal Retirement. Each Participant's Account shall be nonforfeitable upon the attainment of his Normal Retirement Age and the Participant may retire on his Normal Retirement Date.

Late Retirement. A Participant who remains in the employment of the Employer after his Normal Retirement Date shall continue to participate hereunder. No distribution shall be made to the Participant until his actual retirement, subject to the mandatory commencement of benefit provisions of Section 6.02 hereof.

Early Retirement. A Participant may retire early at any time after attaining age fifty-five (55) if at that time he is credited with at least five (5) Years of Service.

Total and Permanent Disability. "Total and permanent disability" means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders him incapable of continuing in the employment of the Employer. The total and permanent disability of any Participant shall be determined by the Plan Administrator, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Plan Administrator deems necessary or advisable.

5.02  Upon Death

Upon the death of a Participant, the entire interest in the Account of such Participant, including the amount of any additional credit as finally determined, representing his participation and contributions for the Plan Year in which his death occurs, shall become nonforfeitable and the Plan Administrator in accordance with the provisions of Section 6.01 hereof shall then direct the Trustee to distribute the entire interest in his Account to such Participant's designated beneficiary or beneficiaries, or if none, as provided in this
Section 5.02. The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the entire interest in the Account of such deceased Participant as the Plan Administrator deems desirable and the Plan Administrator's determination shall be conclusive. Such distribution shall be made as soon as administratively feasible following the Participant's death and in accordance with the rules and procedures established by the Plan Administrator.

Each Participant, by written instrument delivered to the Plan Administrator, shall have the unqualified right, subject to a Qualified Election, to designate and from time to time change the beneficiary or beneficiaries to receive in the event of his death the entire interest in his Account.

In the event the Participant fails to designate a beneficiary or beneficiaries, the entire interest in his Account shall be distributed first to his spouse if then living, or second to his estate.

5.03  Upon Termination of Employment

(a) Nonforfeitable Interest. Upon termination of a Participant's employment for any reason other than retirement, total and permanent disability or death, the Trustee shall, in accordance with the provisions of Section 6.01 hereof and at the instruction of the Plan Administrator, distribute to the Participant the nonforfeitable interest in his General Account based on his Years of Service determined in accordance with the following schedule:

     Years of Service          Nonforfeitable Interest

     Less than 5                          0 percent
     5 or more                          100 percent

     Normal Retirement Age              100 percent

In the event the nonforfeitable interest schedule is hereby amended, or the nonforfeitable interest schedule of an existing plan is amended by the Plan, then any Participant who has completed at least three Years of Service on the later of the date the amendment is adopted, or the date the amendment is effective may elect, in writing, beginning on the date the Plan amendment is adopted and ending on the later of:

(1) his termination of employment,

(2) the date which is 60 days after the day the Plan amendment is adopted,

(3) the date which is 60 days after the day the Plan amendment becomes effective, or

(4) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Plan
Administrator

to have his nonforfeitable interest in his Account determined without regard to such amendment by notifying the Plan
Administrator.

(b) Forfeiture.

(1) If a Participant terminates service, and the value of his vested Account is not greater than $3,500, the Participant will receive a distribution of the value of the entire vested portion of his Account and the nonvested portion will be treated as a forfeiture.

(2) If a Participant terminates and elects to receive, pursuant to Section 6.01 hereof, the vested portion of his Account, the nonvested portion will be treated as a forfeiture. If the Participant receives a distribution of less than the entire vested portion of his Account, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the total value of the vested Account.

(3) If a Participant receives a distribution pursuant to Section
6.01 hereof which is less than the value of the Participant's Account, and resumes employment within the five consecutive Plan Years following the Plan Year in which termination of employment occurs, the Participant's Account will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution.

(4) If a Participant does not receive a distribution pursuant to
Section 6.01 hereof, no forfeiture will occur until the expiration of five consecutive Plan Years following the Plan Year in which termination of employment occurs during which the Participant is not re-employed.

Forfeitures shall be used to reduce the contribution due from the Employer for the current Plan Year following the Plan Year in which the forfeiture occurs.

For purposes of this Section 5.03(b), if a Participant does not have any nonforfeitable interest in his Account, he will be deemed to have received a distribution of the entire vested portion of his Account in accordance with the provisions of subparagraph (2) above without having submitted any application for benefits to the Plan Administrator. If such Participant returns to active service with the Employer prior to the expiration of five consecutive Plan Years following the Plan Year in which his termination of employment occurred, said Participant will be deemed to have paid back the distribution and his Account will be restored as provided in subparagraph (3) above.

(c) In the event that there is a Change in Control of the Employer, the nonforfeitable interest of each Participant in his Account pursuant to Section 5.03(a) shall be 100 percent as of the effective date of the Change in Control. For the purposes of the Plan, any one or more of the following events shall constitute a Change in Control: (i) the merger or consolidation of Employer with or into any other corporation and Employer is not the surviving corporation; (ii) in excess of 24.99 percent of the outstanding common stock of Employer is owned, held or controlled by an entity, person or group acting in concert with the power to control the company as that term is defined in Rule 405 of the Securities Act of 1933; (iii) the sale or exchange of in excess of 24.99 percent of the assets of Employer to any entity, person or group acting in concert; (iv) the recapitalization, reclassification of securities or reorganizations of Employer which has the effect of either subpart (ii) or (iii) above; (v) the issuance by Employer of securities in an amount in excess of 24.99 percent of the outstanding common stock of Employer to any entity, person or group acting in concert and intending to exercise control of Employer; or (vi) the removal, termination or retirement of more than 50 percent of the members of the Board of Directors during any consecutive 12-month period.

5.04  Certification by Plan Administrator

The Plan Administrator shall certify to the Trustee all pertinent facts and information required to determine its proper action in connection with retirement, disability, death and termination of employment of Participants, and the Trustee may rely fully upon information so certified and shall be fully protected in so doing; but in the absence of appropriate certificates as to any such facts or pertinent related facts, the Trustee may rely and act upon other information which it reasonably believes to be true.


ARTICLE VI
DISTRIBUTIONS

6.01  Method and Medium of Payment

The distribution of a Participant's nonforfeitable interest in his Account shall be subject to the consent, in writing, of the Participant and the Participant's spouse, if any. However, if the value of the Participant's vested Account is not greater than $3,500, the Plan Administrator shall require a distribution of the value of the entire vested portion of the Participant's Account. If a lump sum distribution is to be made after the Annuity Starting Date, such distribution must be consented to in writing by the Participant and the Participant's spouse, if any, or where the Participant is dead, the surviving spouse, regardless of the amount of the distribution.

(a) Definitions: The following definitions shall apply for purposes of this Section 6.01:

(1) "Annuity Starting Date." Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity, regardless of when or whether payment is actually made. In the case of benefits not payable as an annuity, the Annuity Starting Date is the date on which all events have occurred which entitle the Participant to a benefit.

(2) "Election Period." Election Period means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to benefits accrued prior to separation, the Election Period shall begin on the date of separation.

(3) "Qualified Joint and Survivor Annuity." Qualified Joint and Survivor Annuity means an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse which is the actuarial equivalent of the normal form of benefit, or if greater, any optional form of benefit. A Qualified Joint and Survivor Annuity for a Participant who is not married shall be an annuity for the life of such Participant.


(b) Joint and Survivor Benefits

All Participants shall have their benefits distributed in the form of an automatic joint and survivor annuity. This provision shall apply to any Participant who:

(1) begins to receive payments under the Plan on or after Early or Normal Retirement Age; or

(2) dies on or after Normal Retirement Age while still working for the Employer; or

(3) separates from service on or after becoming vested in his Account and thereafter dies before beginning to receive such benefits.

The above provision is subject to a Qualified Election executed during the Election Period.

Qualified Joint and Survivor Annuity: Unless an optional form of benefit is selected within the Election Period pursuant to a Qualified Election within the 90- day period ending on the date benefit payments would commence, a Participant's vested Account will be paid in the form of a Qualified Joint and Survivor Annuity.

Qualified Pre-Retirement Survivor Annuity: Absent a Qualified Election to the contrary, if a vested Participant dies, the Participant's vested Account balance shall be applied toward the purchase of an annuity for the life of the Participant's surviving spouse, if any. The spouse of the deceased Participant may elect to receive the full value of such Participant's Account in a lump sum in lieu of the Qualified Pre-Retirement Survivor Annuity.

The surviving spouse shall begin to receive payments immediately, unless such surviving spouse elects a later date.

Failure to waive any joint and survivor annuity form of payment will not result in a decrease in any Plan benefit with respect to such Participant.

The Plan Administrator shall provide each Participant within the applicable period, a written explanation of the Qualified Pre-Retirement Survivor Annuity which shall contain the following: 1) the terms and conditions of a Qualified Pre-Retirement Survivor Annuity; 2) the Participant's right to make and the effect of an election to waive this form of benefit;
3) the rights of the Participant's spouse; and 4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Pre-Retirement Survivor Annuity. In the case of a Participant who enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide the required notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan. For purposes of this notice, "applicable period" means, with respect to a particular Participant, the latest of the following:

(1) The period which begins with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Plan Year in which the Participant attains age 35;

(2) a reasonable period after the Employee becomes a Participant;

(3) a reasonable period after this Section 6.01(b) no longer applies to the Participant; or

(4) a reasonable period after the Participant's separation from service in the case of a Participant who separates from service before attaining age 35.

(c) Optional Forms of Benefit

Except as provided in paragraph (b) above, the distribution of a Participant's nonforfeitable interest in his Account shall be made by the Trustee to such Participant or his beneficiaries upon his retirement, disability, death or termination of employment, as the case may be, in cash or in kind, or part in cash and part in kind, in one or a combination of two or more of the following methods as such Participant or beneficiary, subject to a Qualified Election, may request:

(1) in one sum, or

(2) in periodic distributions.

If any portion of a Participant's Account is to be distributed pursuant to this Section 6.01 over a period of years, such portion shall be distributed in substantially equal installments over such number of years as shall not exceed:

(1) a period certain not extending beyond the life expectancy of the Participant, or

(2) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.


6.02 Special ESOP Distribution Requirements

This Section 6.02 shall apply to distributions of a Participant's
General Account and shall not act to eliminate any form or time of distribution otherwise available under the Plan.

(a) Time of Distribution. Notwithstanding any other provision of this Plan, other than such provisions as require the consent of the Participant and the Participant's spouse to a distribution with a present value in excess of $3,500, a Participant may elect to have the portion of his General Account attributable to Qualifying Employer Securities distributed as follows:

(1) If the Participant separates from service by reason of the attainment of Normal Retirement Age, death or disability, the distribution of such portion of the Participant's General Account will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects pursuant to Section 6.01 hereof.

(2) If the Participant separates from service for any reason other than those enumerated in paragraph (1) above, and is not re-employed by the Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of such portion of the Participant's General Account will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant separated from service unless the Participant otherwise elects pursuant to Section 6.01 hereof.

(3) If the Participant separates from service for a reason other than those described in paragraph (1) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with Section 6.01 hereof.

For purposes of this Section 6.02, Qualified Employer Securities shall not include any Employer securities acquired with the proceeds of a loan described in Article XII hereof until the close of the Plan Year in which such loan is repaid in full.

(b) Form of Distribution. Distributions may be made either in whole shares of Employer stock or in cash as the Plan Administrator shall decide, provided that any distribution in cash shall only be made after a Participant has been offered the right to receive such distribution in shares of Employer stock. In the event the distribution is to be made in Employer stock, any balance in a Participant's Account will be applied to acquire for distribution the maximum number of whole shares of Employer stock at the applicable value. Any fractional share value unexpended balance will be distributed in cash. If the Employer stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Employer stock is acquired and then make such distribution. The Trustee will make distribution from the Trust only on instructions from the Plan Administrator.

(c) Period for Payment. Distributions required under this Section
6.02 shall be made in substantially equal annual payments over a period of five years unless the Participant otherwise elects under the provisions of Section 6.01 hereof. In no event shall such distribution period exceed the period permitted in Section 401(a)(9) of the Code.

6.03 Mandatory Commencement of Benefits

Distribution hereunder shall commence not later than the 60th day after the end of the Plan Year in which the later of the following event occurs:

(a) the Participant attains the earlier of age 65, or Normal
Retirement Age;

(b) the 10th anniversary of the year in which the Participant commences participation in the Plan; or

(c) the Participant terminates his employment with the Employer.

A Participant may elect to defer the commencement of distribution hereunder to a date later than set forth above, provided, however, that any such election must be made by submitting to the Plan Administrator a written statement, signed by the Participant, which written statement describes the method and medium of distribution and the date on which such distribution shall commence. If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that more than 50 percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

Anything above to the contrary notwithstanding, distributions of a Participant's benefits must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 in accordance with the minimum distribution requirements of Section 401 (a)(9) of the Code . For purposes of this minimum distribution, the Participant may elect prior to the date of the first required distribution to have his life expectancy and his spouse's life expectancy recalculated annually. Such election shall be irrevocable once made, and shall apply for all subsequent Plan Years. The Participant and his spouse shall have the right to separately elect as to whether each wants his life expectancy recalculated, and the election of one shall not affect the election of the other. In the event that either the Participant or his spouse fails to make an election, his life expectancy shall be recalculated annually.

6.04 Distribution After Death of a Participant

If a Participant dies before any of his interest in the Plan has been distributed, the Participant's interest shall be distributed in one of the following methods:

(a) The entire interest of the Participant shall be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death, regardless of who is to receive the distribution.

(b) If the distribution is to be made to a designated beneficiary, the distribution of a Participant's interest shall commence not later than December 31 of the calendar year immediately following the calendar year in which the Participant died, and payments shall occur over a period not extending beyond the life expectancy of such designated beneficiary. If distribution is to be made to the Participant's surviving spouse, distributions must commence on or before the later of: 1) December 31 of the calendar year immediately following the calendar year in which the Participant died, or 2) December 31 of the calendar year in which the Participant would have attained age 70 1/2. Such distributions shall occur over a period not extending beyond the life expectancy of such designated beneficiary.

A Participant or his spouse or designated beneficiary, subject to a Qualified Election, may elect the method of distribution described in subparagraph (b) above. Such election must be made no later than the earlier of 1) the date which distribution would have to occur according to the provisions of subparagraph (a) above; or 2) the date which distribution would have to occur according to the provisions of subparagraph (b) above. As of such date, the election is irrevocable and shall apply for all subsequent years and any subsequent beneficiaries. If no such election is made, distribution shall be made in accordance with subparagraph (a) above.

If the surviving spouse dies before the distribution to such spouse begins, the payment of the Participant's interest shall be made as if the surviving spouse were the Participant.

6.05 Right to Have Accounts Transferred

By notice to the Plan Administrator, a Participant entitled to a distribution shall have the right to have the nonforfeitable portion of his Account transferred to another plan and trust which is qualified under Section 401(a) of the Code and is a tax-exempt trust under the provisions of Section 501(a) of the Code or to an Individual Retirement Account as provided under
Section 408 of the Code. Notwithstanding the preceding sentence, no such transfer may occur to another qualified plan and trust maintained by the Company.

6.06 Cash Dividend Option

Effective with the dividend paid on Employer stock as of September 30, 1990, a Participant shall have the option to elect to receive dividends in cash on Employer stock. This election shall apply to all Participants who have a 100 percent nonforfeitable interest in each of their Accounts pursuant to
Section 5.03. Participants may elect to receive quarterly dividends in cash as of the end of June and the end of December. Each June election shall apply to the next following September 30 and December 31 quarterly dividends. Each December election shall apply to the next following March 31 and June 30 quarterly dividends. Participant elections shall be made in writing in accordance with procedures and forms provided by the Plan Administrator. Employer dividends not elected in cash shall be reinvested in additional shares of Employer stock.


ARTICLE VII
LIMITATION ON CONTRIBUTIONS AND BENEFITS

7.01 Limitation of Benefits

(a) Definitions: The following definitions shall apply for purposes of this Section 7.01:

(1) "Annual Addition." Annual Addition means for each Plan Year the sum of the following amounts credited to a Participant's
Account for the Limitation Year under all Defined Contribution
Plans maintained by the Employer:

(A) Employer contributions,

(B) Employee contributions,

(C) Forfeitures, and

(D) Any amounts allocated to an individual medical account (as defined in Section 415(1)(1) of the Code) which is part of any pension or annuity plan maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. Amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post retirement medical benefits allocated to the separate account of a Key employee (as defined in Section 419A(d)(2) of the Code) under a welfare benefit fund (as defined in Section
419(e) of the Code) maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan. These amounts are treated as Annual Additions but are not subject to the 25 percent of Compensation limit.

The Annual Addition for any Limitation Year beginning prior to January 1, 1987 shall not be recomputed to treat all Employee
Contributions as an Annual Addition.

(2) "Compensation." Compensation means a Participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but excluding the following:

(A) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee or any distributions from a plan of deferred compensation;

(B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(D) Other amounts which received special tax benefits or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

(3) "Defined Contribution Plan." Defined Contribution Plan means a pension plan or profit sharing plan which provides for an individual account for each Participant and for benefits based solely upon the amount contributed to the Participant's account and any income, expenses, gains, losses and any forfeitures of accounts of other Participants which may be allocated to such Participant's account.

(4) "Limitation Year." Limitation Year means the Plan Year.

(b) Limitation on Annual Additions: Any other provision of this Plan to the contrary notwithstanding, the maximum Annual Addition allocated to the Account of any Participant under the Plan and any other Defined Contribution Plan maintained by the Employer or the Company may not exceed the lesser of:

(1) Thirty Thousand Dollars ($30,000) or, if greater, twenty-five percent (25 percent) of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year, or

(2) Twenty-five percent (25 percent) of the Participant's
Compensation for the Limitation Year.

If, as the result of a reasonable error in estimating a Participant's Annual Compensation, the allocation of forfeitures or under other limited facts and circumstances as may be provided under the Regulations to Section 415 of the Code, the Annual Addition exceeds the maximum under this and any other Defined Contribution Plan maintained by the Employer, an amount attributable to the Employer's contribution for the current Plan Year necessary to reduce the Annual addition to the maximum Annual Addition shall be held in a separate account, and shall be utilized to reduce the contribution of the Employer for the next succeeding Plan Year and shall be accounted for accordingly by the Trustee. Any such sums shall not share in the gains or losses of the Trust Fund.

(c) Limitation of Benefits. Under All Plans: Where an Employee is a Participant under the Plan and a defined benefit plan maintained by the Employer, the sum of the defined contribution fraction and the defined benefit fraction for any Limitation Year may not exceed 1.0 as computed under the terms and conditions as set forth under Section 415(e) of the Code.

For purposes of computing the defined contribution fraction for any Limitation Year, the numerator shall be the sum of the Annual Additions to the Participant's Account during such Limitation Year and for all prior Limitation Years, and the denominator shall be the lesser of:

(1) the product of 1.25 multiplied by the maximum permissible dollar amount under Section 415(c)(1)(A) of the Code for such year and for all prior years, or

(2) the product of 1.4 multiplied by the maximum permissible percentage of compensation contributed under Section 415(c)(1)(B) of the Code for such year and for all prior years.

For purposes of computing the defined benefit plan fraction for any Limitation Year, the numerator shall be the Participant's projected annual benefit under the defined benefit plan as of the end of the Limitation Year and the denominator shall be the lesser of:

(1) the product of 1.25 multiplied by the maximum permissible dollar amount of benefit in effect under Section 415(b)(1)(A) of the Code for such year, or;

(2) the product of 1.4 multiplied by the maximum permissible percentage of compensation limitation of the amount of benefit in effect under Section 415(b)(1)(B) of the Code for such year.

If the Defined Contribution Plans and the defined benefit plans in which an Employee is a Participant satisfy the requirements of
Section 415 of the Code in effect for all Limitation Years beginning prior to January 1, 1987, where necessary, an amount shall be subtracted from the numerator of the defined contribution fraction (not to exceed such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and the defined contribution fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.


ARTICLE VIII
TOP HEAVY PROVISIONS

8.01 Definitions

The following definitions shall apply for purposes of this
Article VIII:

(a) "Aggregation Group." Aggregation Group shall mean the following:

(1) Each plan of the Employer in which a Key Employee is a Participant;

(2) Each other plan of the Employer (including a terminated plan of the Employer if it was maintained within the last five years ending on the Determination Date for the Plan Year being tested for Top Heavy status) that allows a plan covering a Key Employee to meet qualification requirements under the coverage rules of
Section 410 or the anti-discrimination rules of Section 401(a)(4) of the Code;

(3) At the option of the Employer, any other Plan maintained by the Employer as long as the expanded Aggregation Group including such plan or plans continues to satisfy the coverage rules of
Section 410 and the antidiscrimination rules of Section 401(a)(4) of the Code.

(b) "Determination Date." Determination Date shall mean the last day of the Plan Year preceding the Plan Year which is being tested for Top Heavy status. In the first Plan Year, the Determination Date shall mean the last day of the Plan Year which is being tested for Top Heavy status.

(c) "Key Employee." Key Employee means any Employee, former
Employee, or beneficiary of such Employees, who at any time during the Plan Year or the four preceding Plan Years is:

(1) An officer of the Employer having Annual Compensation from the Employer greater than 150 percent of the Section 415(c)(1)(A) dollar limit,

(2) One of ten employees having Annual Compensation from the Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of Section 318 of the Code) both more than
 .5 percent interest as well as one of the ten largest interests in the Employer. However, if two Employees have the same ownership interest in the Employer, the Employee having the greater Annual Compensation shall be treated as having the larger interest,

(3) A 5 percent owner of the employer, or

(4) A 1 percent owner of the Employer having an Annual
Compensation from the Employer of more than $150,000.

For purposes of determining the top ten owners, 5 owners, or 1 percent owners, ownership is determined without regard to the aggregation rules of Sections 414(b),(c) and (m) of the Code.

(d) "Non-Key Employee." Non-Key Employee means any Employee who is not a Key Employee. Non-Key Employees include Employees who are former Key Employees.

(e) "Valuation Date." Valuation Date means the last day of the Plan Year.

8.02 Determination of Top Heavy Status

The plan will be considered Top Heavy if, as of the Determination Date, the present value of cumulative accrued benefits under the Plan for Key Employees exceeds 60 percent of the present value of the cumulative accrued benefits under the Plan for all Employees. In determining the ratio of accrued benefits for Key Employees to all other Employees, the Plan Administrator shall use the procedure as outlined in Section 416(g) of the Code which is incorporated herein by reference. In determining whether the Plan is considered Top Heavy, all plans within the Aggregation Group will be utilized for the calculation.

Solely for the purpose of determining if the Plan, or any other plan included in the Aggregation Group, is Top Heavy the accrued benefit of an Employee other than a Key Employee shall be determined under:

(a) The method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or the Company, or

(b) If there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.


The present value of cumulative accrued benefits of a Participant who has not been credited with an Hour of Service for the Employer maintaining the Plan during the five year period ending on the Determination Date will be disregarded for purposes of this Article VIII.


8.03 Combination of Defined Benefit and Defined Contribution Plan

In the event the Plan is deemed to be Top Heavy, the defined benefit and defined contribution fraction set forth in Section 7.01(c) will be calculated by substituting 1.0 for 1.25. If a Non-Key Employee participates in this Plan and a defined benefit plan which are both Top Heavy, the minimum contribution requirements for this Plan and the minimum benefit requirement for the defined benefit plan, pursuant to Section 416 of the Code, will be satisfied if such Participant is provided with a contribution to the Plan equal to 5 percent of Annual Compensation.

8.04 Minimum Contribution

In the event that the Plan in aggregation with any other Defined Contribution Plans of the Employer is determined to be Top Heavy, the Participants who are Non-Key Employees will be eligible for a minimum contribution for such Plan Year. This minimum contribution, which shall be allocated to the General Account of Participants who are Non-Key Employees, will be contributed to this Plan in an amount equal to 3 percent of Annual Compensation or if less, the largest contribution percentage of Annual Compensation provided on behalf of any Key Employee. The minimum contribution required by this Section 8.04 shall be made on behalf of such Participants who are employed as of the last day of the Plan Year regardless of the number of Hours of Service credited to each Participant for such Plan Year and regardless of such Participant's level of Annual Compensation. If this minimum contribution is provided by another Defined Contribution Plan of the Employer, then this Section 8.04 will not apply to this Plan. If part of this minimum contribution is provided by another Defined Contribution Plan of the Employer, then the balance of the minimum contribution shall be provided by this Plan.

8.05 Minimum Vesting

In the event the Plan is determined to be Top Heavy, each Participant shall have a nonforfeitable interest in his Account at least equal to the following schedule:

    Years of Service          Nonforfeitable Percentage

     Less than 3                             0 percent
     3 or more                             100 percent

Irrespective of this provision, the above schedule shall not apply where the nonforfeitable interest in the Participant's
Account under Section 5.03 hereof would be greater.


ARTICLE IX
AMENDMENT OR TERMINATION

9.01 Amendment

The Employer reserves the right, at any time and from time to time, to amend in whole or in part either retroactively or prospectively any or all of the provisions of the Plan without the consent of any Participant or his beneficiaries hereunder. Such amendment shall be stated in an instrument executed by the Employer and the Trustee in the same manner and form as the Plan and upon the execution thereof, the Plan shall be deemed to have been amended in the manner therein set forth and the Employer, the Trustee and all Participants and their beneficiaries hereunder shall be bound thereby; provided, however, that no amendment:

(a) shall authorize, cause or permit any part of the Trust Fund
(other than such part as is required to pay taxes and administrative expenses) to be used or diverted to purposes other than the exclusive benefit of the Participants, former
Participants or their beneficiaries or estates;

(b) shall have the effect of vesting in the Employer any interest in or control over any policies of insurance purchased hereunder or over any part of the Trust Fund subject to the terms of the Plan;

(c) shall affect the rights, duties or responsibilities of the Trustee without its consent; or

(d) shall have any retroactive effect so as to deprive any Participant of his nonforfeitable interest already accrued, or eliminate an optional form of benefit, except only that any amendment may be made retroactive which is necessary to conform the Plan to mandatory provisions of federal or state law, regulations or rulings.

Notwithstanding the foregoing, the Employer may unilaterally amend the Plan without Trustee execution if the amendment does not affect the rights, duties or responsibilities of the Trustee. Such amendments, however, must be provided to the Trustee by the Employer.

9.02 Plan Termination or Discontinuance of Contributions

The Employer shall have the right, at any time, to terminate the Plan. Upon such termination, or any partial termination, the entire interest of each Participant's Account shall become nonforfeitable. Upon the discontinuance of the Employer's contributions or suspension thereof on other than a temporary basis, the entire interest of each Participant's Account shall become nonforfeitable. Any unallocated funds existing at the time of such termination or discontinuance shall be allocated to the then Participants in the same manner as Employer contributions under Section 4.02(a) hereof.

In the event the Employer terminates the Plan but does not terminate the Trust Fund, the Trustee, in its sole discretion, may either continue to maintain and administer the Trust Fund or terminate the same. No termination of the Plan shall have the effect of vesting in the Employer any interest in or control over any part of the Trust Fund.

9.03 Merger, Consolidation or Transfer of Assets

The Plan may be merged, consolidated or its assets or liabilities transferred to any other plan provided each Participant would receive a benefit immediately after such merger, consolidation or transfer, if the successor plan then terminated, which is equal to or greater than the benefit he would have received immediately prior to such merger, consolidation or transfer if the Plan were to have terminated on such date.


ARTICLE X
ADMINISTRATION

10.01 Plan Administrator

The Employer shall appoint a Committee to administer the Plan. The Committee shall be the Plan Administrator and each member of such Committee shall be a Named Fiduciary. This Committee shall consist of members who may be officers, other employees of the Employer or any other individual. No member shall ever be disqualified from exercising the powers and discretion herein conferred by reason of the fact that such member is or may thereafter be a Participant or entitled to benefits hereunder. The members of the Committee shall serve at the pleasure of the Employer. Any member may resign by delivering his written resignation to the Employer and the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Employer.

(a) Powers and Duties. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to administer the Plan in accordance with the provisions set forth in the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by the Committee shall be conclusive and binding on all persons, subject to the claims procedure as set forth in
Section 10.03 hereof.

(b) Organization and Operation of Committee.

The Committee shall act by a majority of its members at that time in office and such action may be taken either by a vote at a meeting or taken in writing by unanimous consent without a meeting. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of its member or members so designated. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountant, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. The Committee shall be entitled to rely conclusively upon and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel or other specialists.

(c) Payment of Expenses. The members of the Committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid by the Employer. Such expense shall include any expenses incident to the functioning of the Committee, including but not limited to, fees of accountants, legal counsel, investment counsel and other specialists, and other costs of administering the Plan. At the option of the Committee, reasonable and necessary expenses of administering the Plan as described in this Section to include expenses incurred to properly communicate the Plan to employees may be paid by the Trustee from the Trust Fund. The committee shall act as a prudent buyer of services by purchasing in a prudent manner and by securing engagement letters and itemized billings.

(d) Limitation on Liability. It is intended to allocate to the Committee only those responsibilities included in this Section and the Employer shall indemnify each Committee member against personal loss by reason of service as a Committee member. The Committee shall have no responsibility for the custody or management of the Trust Fund or for the evaluation of the investment performance of such Trust Fund.

10.02 Records and Reports

The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of accounts, records and other data as may be necessary for the proper administration of the Plan. The Committee shall notify the Trustee and the Employer of any action taken by it and when required, shall notify any other interested person or persons.

10.03 Claims Procedure

A claim for a Plan benefit shall be deemed filed when a written communication is made by a Participant or beneficiary, or the authorized representative of either, which is reasonably calculated to bring the claim to the attention of the Plan
Administrator.

If no claim is wholly or partially denied, notice of such decision shall be furnished to the claimant in writing within 90 days after receipt of the claim by the Plan Administrator. Such notice shall set forth, in a manner calculated to be understood by the claimant: (l) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and
(4) an explanation of the Plan's claim review procedure.

Within 90 days from the receipt of the notice of denial, a claimant may appeal such denial to the Plan Administrator for a full and fair review. The review shall be instituted by the filing of a written request for review by the claimant or his authorized representative within the 90-day period stated above. A request for review shall be deemed filed as of the date of receipt of such written request by the Plan Administrator. The claimant or his authorized representative shall have the right to review all pertinent documents, may submit issues and comments in writing and may do such other appropriate things as the Plan Administrator may allow. The decision of the Plan Administrator shall be made not later than 60 days after the receipt of the request for review; unless special circumstances, such as the need to hold a hearing, requires an extension of time, in which case, a decision shall be rendered not later than 120 days after the receipt for review which decision shall be final and binding on such claimant.

10.04 Participant's Right to Vote Employer Stock

Each Participant shall be entitled to direct the exercise of voting rights with respect to the whole shares of stock allocated to said Participant's Account. The Company shall provide to each Participant materials pertaining to the exercise of such rights containing all the information distributed to shareholders as part of its distribution of such information to shareholders. A Participant shall have the opportunity to exercise any such rights within the same time period as shareholders of the Company. In the exercise of voting rights, votes representing fractional shares of stock and shares of stock held in unallocated inventory shall be voted in the same ratio for the election of directors and for and against each issue as the applicable vote directed by Participants with respect to whole shares of stock.


ARTICLE XI
EXEMPT LOAN

11.01 Definition of Exempt Loan

An Exempt Loan is a direct loan of cash, a purchase money transaction, an assumption of the obligation of the Plan, or a guarantee of the obligation of the Plan assumed in conjunction with one of the above between the Plan and a party-in-interest as defined in Section 3(14) of ERISA.

11.02 Requirements for an Exempt Loan

Any exempt loan entered into by the Plan shall meet the following requirements:

(a) The loan shall primarily be for the benefit of Participants. The rate of interest shall be reasonable and the net effect of the rate of interest and the price of the securities to be acquired with the loan shall be such that Plan assets would not be depleted. The loan shall be made only upon such terms as would result from arm's length negotiations between the Plan and independent third parties.

(b) The proceeds received shall be used only to acquire Employer securities, to repay the loan or to repay a prior exempt loan.

(c) The loan shall be made without recourse against the general assets of the Plan. The collateral shall consist only of securities acquired with the proceeds of the loan, or securities acquired with proceeds of a prior exempt loan if the prior exempt loan is being paid with proceeds of the current exempt loan. There shall be no right of any lender to the Plan against assets of the Plan other than collateral given for the loan, contributions made to the Plan to meet the obligations of the loan, and earnings attributable to collateral and investment of the contributions made to meet the obligations of the loan. In the event of default the amount of Employer stock transferred to the lender in satisfaction of a default cannot exceed the amount of such default. In the case of a default in favor of a party-in-interest, the default shall only be to the extent of current payments due.

(d) Payments made by the Plan to repay an exempt loan shall not exceed an amount equal to contributions and earnings received during or prior to the year minus such payments in prior years. The Employer stock purchased with the proceeds of the loan shall be held in a suspense account until the stock is released from the suspense account and allocated to the Participant's General Account. Stock released from the suspense account must be equal to an amount calculated by multiplying the amount of encumbered stock by the fraction of the principal and interest paid for the Plan Year divided by the sum of the principal and interest paid for the Plan Year plus principal and interest for all future years.

(e) The Employer stock acquired with the proceeds of an exempt loan shall not be subject to any option other than the option provided for in Section 11.03 or a buy-sell or similar arrangement when the stock is held by or distributed from the Plan whether or not the Plan ceases to be an ESOP or the exempt loan is fully repaid.

11.03 Right of First Refusal

Employer stock acquired with the assets of an exempt loan may be subject to a right of first refusal in the Employer, or in the Plan. The right of first refusal shall comply with the following requirements:

(a) The selling price and other terms under the right of first refusal must be not less favorable to the security holder than the greater of the fair market value of the security as determined under Article XIII, or the purchase price or other terms offered by a third person pursuant to a good faith offer to purchase.

(b) The right of first refusal must lapse no later than fourteen
(14) days after the security holder gives written notice to the Employer that an offer by a third party to purchase the stock has been received.








ARTICLE XII
TRUSTEE

12.01 Fiduciary Status

The Trustee shall be a Named Fiduciary and agrees to accept the duties and responsibilities attendant thereto.

12.02 Establishment and Acceptance of Trust

The Trustee shall receive any contributions paid to it. All contributions so received, together with the income therefrom, shall be held, managed and administered in the Trust pursuant to the terms of the Plan. The Trustee hereby accepts the Trust created hereunder and agrees to perform its duties under the Plan.

12.03 Trustee's General Powers

The Trustee shall have the following powers and authority in the administration of the Trust Fund:

(a) To primarily hold and invest in Qualifying Employer
Securities such that the Plan maintains its status as an Employee
Stock Ownership Plan, but subject to the Fiduciary requirements of ERISA.

(b) To hold, sell, invest, reinvest, convey, exchange, mortgage, pledge, option, lease for any term of years irrespective of the period of any trust hereunder and with or without privilege or option or purchase (including 99-year leases renewable forever), or otherwise deal in and dispose of all or any part of the Trust property, without order of court at public or private sale, for cash or on credit, for such considerations and on such terms and conditions as the Trustee, in its uncontrolled discretion, may deem either necessary, advisable or expedient; and no purchaser, mortgagee, pledgee, optionee, lessee or any other person or persons dealing with the Trustee shall be required or permitted to see the application of any purchase money or Trust Funds, or be required or permitted to inquire into the power of authority of the Trustee or into the validity, necessity, advisability or expediency of any act of the Trustee.

(c) To vote upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose or to consent to, or otherwise participate in corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held as part of the Trust fund. Such powers shall be subject to the voting rights granted Participants under Article X.

(d) To cause any securities, real property or other tangible or intangible property held as part of the Trust Fund to be registered or titled in its own name or in the name of one or more of its nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

(e) To borrow in a manner consistent with Article XI regarding
Exempt Loans.

(f) To borrow, for not more than 12 months, for the purpose of the Trust, but not as described in Article XI, in any amount or amounts, not exceeding in the aggregate 25 percent of the fair market value of the Trust Fund as of the date of borrowing and upon such terms and conditions as the Trustee shall deem advisable; and, for any sum so borrowed, to issue promissory notes as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expedience or propriety of any such borrowing.

(g) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Trust created hereby, without liability for interest thereon.

(h) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder.

(i) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

(j) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings and to represent the Trust Fund in all suits and legal and administrative proceedings.

(k) To employ suitable agents, investment counsel and legal counsel (who may be counsel for the Employer), and to pay their reasonable expenses and compensation.

(l) To do all such acts, take all such proceedings and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purpose of this Trust.

12.04 Payment of Compensation, Expenses and Taxes

The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. In the event that a Trustee is also an Employee of the Employer, no compensation shall be payable for services as Trustee. In addition, the Trustee shall be reimbursed for any reasonable expenses, including legal counsel fees and investment counsel fees, incurred in the administration of the Trust Fund. Such compensation and expenses shall be paid by the Employer, but until paid shall constitute a charge upon the Trust Fund. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income therefrom shall be paid from the Trust Fund.

12.05 Accounting

The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to such transactions shall be opened to inspection and audit at all reasonable times by any person designated by the Plan Administrator.

12.06 Trustee's General Powers

The Trustee shall discharge its duties with respect to the Plan solely in the interest of the Participants and their beneficiaries for the exclusive purpose of providing benefits to Participants and their beneficiaries. The Trustee shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall discharge its duties in accordance with the terms and provisions of the Plan.



12.07 Voting Employer Stock

All unallocated Employer stock of each Participant shall be voted by the Trustee in accordance with instructions received from the Plan Administrator. The Trustee shall not exercise its power to vote any Employer stock for which it has not received instructions.

12.08 Removal, Resignation and Appointment of Successor Trustee

The Trustee may be removed by the Employer at any time upon 30 days' written notice to the Trustee and the Plan Administrator. The Trustee may resign at any time upon 30 days' written notice to the Employer and the Plan Administrator. Upon such removal or resignation of the Trustee, the Employer shall appoint a successor trustee or trustees who shall have the same powers and duties as those conferred upon the Trustee hereunder. Upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor the funds and properties then constituting the Trust Fund. The Trustee is authorized, however, to reserve such sum of money as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee.

12.09 Investment Manager

The investment powers conferred upon the Trustee shall be exercised by the Trustee in its sole discretion; provided, however, that the Plan Administrator may, at any time and from time to time, appoint one or more:

(a) banks as defined in the Investment Advisors' Act of 1940, or;

(b) persons registered as an Investment Advisor under said Act,

to act as Investment Manager(s) of all such portions of the Trust assets as the Plan Administrator in its sole discretion shall direct. In order to serve as Investment Manager, any such bank or person must state in writing to the Plan Administrator and the Trustee that it meets the requirements set forth in this Section
12.09 to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust during all periods that it shall serve as such. During any period in which an Investment Manager has been appointed and is serving with respect to the Trust assets or any portion thereof, it shall have all powers normally given to the Trustee under this Article XII with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Investment Manager shall be entitled to receive such reasonable compensation and such reimbursement of his expenses on such basis or in such amounts as may be agreed to or approved from time to time by the Plan Administrator. Such compensation and expenses shall be borne and paid from the Trust as a regular charge and expense thereof, unless otherwise paid by the Employer. At any time, the Plan Administrator by written notice to the Investment Manager and the Trustee, may change that portion of the Trust assets subject to management by the Investment Manager. Any Investment Manager may resign at any time by giving written notice to the Plan Administrator and the Trustee of its intention to do so at least 30 days before such resignation is to become effective, unless the Plan Administrator shall accept as adequate a shorter notice. The Plan Administrator may remove any Investment Manager by written notice delivered to the Investment Manager and the Trustee at least 30 days before such removal is to become effective unless the Investment Manager shall accept as adequate a shorter notice. Unless the Plan Administrator appoints a successor to an Investment Manager which has resigned or been removed, or which is no longer managing a portion of the Trust assets, the powers, duties and obligations of the Trustee with respect to the portion of the Trust assets formerly managed by the Investment Manager shall be automatically restored.

12.10 Payment of Expenses

Pursuant to instruction of the Company, the Trustee shall pay from the Trust Fund all reasonable and necessary expenses, taxes and charges incurred on behalf of the Fund or the income thereof in connection with the administration or operation of the Trust Fund to the extent that such items are not otherwise paid. No provision of this Plan shall be construed to provide for payment to or the reimbursement of the Trustee (or any employee or agent of the Trustee) with respect to any liability or expense (including counsel fees) that may be incurred by the Trustee (or any employee or agent) having been found to have breached any responsibility it may have under the other provisions of this Plan or any responsibility or prohibition imposed upon it by ERISA.


ARTICLE XIII
INVESTMENT OF THE TRUST FUND

13.01 General Investment Fund

The Trustee shall have the right to combine the Accounts of the Participants, except such portion of the Accounts as may have been otherwise invested pursuant to this Article XIII, into a general fund, hereinafter called the "General Investment Fund", for the purpose of a general trust investment.

The Trustee shall invest and reinvest the principal and income of the General Investment Fund, and shall keep it invested, without distinction between principal and income, in any common or preferred stocks, bonds, notes, mortgages, guaranteed dollar amount or variable dollar amount annuities, or other securities, including qualifying real estate or qualifying securities of the Employer, real estate, shares of regulated investment companies, common or collective trust funds, or in property of any kind or nature, whether or not such investment be expressly authorized or permitted by statutes, court decisions, regulations or other restrictions of law prescribing investments or other actions by fiduciaries, it being the intention that except as otherwise restricted by the provisions of the succeeding paragraphs of this
Section 13.01, the Trustee shall be relieved from all restrictions imposed by present or future laws on investments which may be made by a trustee; provided, however, the Trustee may, in its discretion, pending investment, temporarily retain in cash or cash balances, or in a savings account maintained by the Trustee in any bank or financial institution, including any bank serving as Trustee hereunder, and bearing a reasonable rate of interest, or in short term government obligations or commercial papers, such portion of the General Investment Fund as it may deem advisable.

In acquiring, investing, reinvesting, exchanging, retaining, selling, and managing property for the General Investment Fund, the Trustee shall act solely in the interests of the Participants and beneficiaries of the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

In directing or making such investment, the Trustee shall not be restricted to securities or other property of the character authorized or required by applicable law from time to time for trust investment and shall permit the value of any qualifying securities and qualifying real property of the Employer in the General Investment Fund to exceed 10 percent of the fair market value of the General Investment Fund.

The Trustee shall diversify the investments of the General
Investment Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

The Trustee shall revalue the assets of the General Investment Fund at their fair market value as of the end of each Plan Year and at such other time as the Plan Administrator may direct. The Account of each Participant shall then be adjusted by apportioning the General Investment Fund, including income, as thus revalued, among Participants' Accounts in proportion to the value of their respective interests in the General Investment Fund immediately preceding such revaluation.

13.02 Appraisal of Employer Stock

Annually, as of the last day of the Plan Year, the Employer shall have made an appraisal of the Employer stock by a person who customarily makes such appraisals and who is independent of the Plan or the Employer, but only if the Employer stock is not traded on a recognized exchange. For all purposes except with regard to a transaction between the Plan and a party-in-interest, the value as of the most recent Anniversary Date shall be used. For all transactions between the Plan and a party-in-interest as that term is defined in Section 3(14) of ERISA, the value of the Employer stock must be determined as of the date of the transaction. In the event of such transaction, the Employer shall have made an independent appraisal of the Employer stock as of the date of the transaction by a person who customarily makes such appraisals and who is independent of the Plan or the Employer.

13.03 Diversification of Investments

This Section 13.03 applies only to a Participant's General
Account.

(a) Definitions.

(1) "Qualified Participant" means a Participant who has attained age 55 and who has completed at least ten years of participation in the Plan.

(2) "Qualified Election Period" means the period of participation after the Participant becomes a Qualified Participant.

(b) Election by Qualified Participants. Each Qualified Participant shall be permitted to direct the Plan as to the investment of 25 percent of the value of the Participant's Account during his Qualified Election Period. A Qualified Participant who attains age 60 may direct the Plan as to the investment of 50 percent of the value of his Account during his remaining Qualified Election Period.

(c) Method of Directing Investment. The Participant's direction shall be provided to the Plan Administrator in writing; shall be effective no later than 180 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in subsection (d) below the Participant selects.

(d) Investment Options.

(1) At the election of the Qualified Participant, the Plan shall distribute (notwithstanding Section 409(d) of the Code) the portion of the Participant's Profit Sharing Contributions Account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Qualifying Employer Securities from the Plan. This Section 13.03(d)(1) shall apply notwithstanding any other provision of the Plan other than such provision as require the consent of the Participant to a distribution with a present value in excess of $3,500. If the Participant does not consent, such amount shall be retained in this Plan.

(2) In lieu of distribution under Section 13.03(d)(1) hereof, the Qualified Participant who has the right to receive a cash distribution under Section 13.03(d)(1) hereof may direct the Plan to transfer the portion of the Participant's Profit Sharing Contributions Account that is covered by the election to another qualified plan of the Employer which accepts such transfers, provided that such Plan permits Employee-directed investment and does not invest in Qualifying Employer Securities to a substantial degree. Such transfer shall be made no later than 90 days after the 1st day of the period during which the election can be made.

(3) In lieu of alternatives (l) and (2) of this Section 13.03(d), the Participant shall be provided an opportunity to select among at least three investment options to include, but not limited to, a stock fund, a bond fund and a money market or cash equivalent fund. The Participant's election shall be made in accordance with rules and procedures established by the Committee with amounts invested in one or more funds in increments of at least 10 percent.


ARTICLE XIV
MISCELLANEOUS

14.01 Participant's Rights

Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund or account, nor any distributions hereunder, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee, or the Plan Administrator except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected thereby.

14.02 Assignment or Alienation of Benefits

No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order or any domestic relations order entered before January 1, 1985. For purposes of this Section 14.02, "Qualified Domestic Relations Order" means any domestic relations order which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant, and which otherwise meets the requirements of
Section 414(p) of the Code.

As soon as practical after receipt of a domestic relations order, the Plan Administrator shall determine whether it is a Qualified Domestic Relations Order. If the domestic relations order is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall be permitted, in accordance with rules and regulations promulgated by the Internal Revenue Service and the rules and regulations established by the Plan Administrator, to direct the Trustee to make an immediate distribution to the alternate payee (i) if the amount is less than $3,500, (ii) as provided in any such Order, or (iii) as elected by the alternate payee. Such distribution shall be permitted regardless of the age or employment of the Participant and regardless of whether the Participant is otherwise entitled to a distribution.

14.03 Reversion of Funds to Employer

All Employer contributions are conditioned upon their deductibility pursuant to Section 404 of the Code. The Employer shall not directly or indirectly receive any refund on contributions made to the Trust Fund except in the following circumstances:

(a) the contribution was made by reason of a mistake of fact,

(b) the deduction for such contribution is disallowed, or

(c) the initial qualification of the Plan, or subsequent qualification of the Plan resulting from a Plan amendment, is denied under the Code.

Earnings attributable to any contribution subject to refund shall not be refunded. The amount subject to refund shall be reduced by any loss attributable thereto, and by any amount which would cause the individual account of any Participant to be reduced to less than the balance which would have been in the account had the contribution subject to refund not been made. The return of the contribution shall be made within one year of the mistaken payment, the disallowance of deduction (to the extent disallowed) or the denial of qualification, as the case may be.

Except as provided above, under no circumstances shall any amount of the principal or income of the Trust Fund be used for or diverted to the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, former
Participants, and their beneficiaries.

14.04 Third Party Immunity

No third party, including but not limited to life insurance companies and regulated investment companies, shall be deemed to be a party to the Plan for any purpose or to be responsible for the validity of the Plan; nor shall such third party be required to take cognizance of the Trustee or of the Plan Administrator hereunder, nor shall such third party be responsible to see that any action of the Trustee or the Plan Administrator is authorized by the terms of the Plan. Any such third party shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee or the Plan Administrator, as the case may be, or for any change made or action taken by such third party upon such direction; and no such third party shall be obligated to see to the distribution or further application of any monies so paid by such third party.

14.05 Delegation of Authority by Employer

Whenever the Employer, under the terms of the Plan, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto duly authorized.


14.06 Allocation of Responsibilities

None of the allocated responsibilities or any other responsibilities shall be shared by any two or more Named Fiduciaries unless such sharing is provided by a specific provision of the Plan. Whenever one Named Fiduciary is required to follow the directions of another Named Fiduciary, the responsibility shall be that of the Named Fiduciary giving the directions.

14.07 Construction of Plan

To the extent not in conflict with the provisions of ERISA, all questions of interpretation of the Plan shall be governed by the laws of the State of Ohio.

14.08 Gender and Number

Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.09 Headings

Headings of sections are for general information only, and the Plan is not to be construed by reference thereto. Executed at Bowling Green, Ohio, the day and year first above written.

                        Mid Am, Inc.




Robin Wooddall         By W. Granger Souder
Witness                Its Senior Vice President/General Counsel



                       Mid American National Bank & Trust Company




Karen Simons           By David E. Judy   VP/TO
Witness

                          J. Philip Ruyle   SVP/TO




APPENDIX A
LIST OF PARTICIPATING EMPLOYERS



EMPLOYER                                     EFFECTIVE DATE

Mid Am, Inc.                                 July 1, 1989

Mid American National Bank & Trust Company   July 1, 1989

First National Bank Northwest Ohio           July 1, 1989

Farmers Banking Company                      July 1, 1989

Citizens Building & Loan                     July 1, 1990

Mid Am Information Services, Inc.            January 1, 1991

American Community Bank, NA                  October 31, 1992
   (* merger of Farmers & Citizens)

Home Federal Savings                         January 1, 1993

Apollo Savings                               July 1, 1993

AmeriFirst                                   March 19, 1993
   (* merger of Home Federal & Apollo)